Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Revenues:
Electric	$1,284	$1,237	$2,440	$2,357
Natural gas	188	161	598	481
Total operating revenues	1,472	1,398	3,038	2,838
Operating Expenses:
Fuel	173	119	238	259
Purchased power	129	109	320	243
Natural gas purchased for resale	65	42	230	149
Other operations and maintenance	412	384	832	822
Depreciation and amortization	285	271	566	526
Taxes other than income taxes	122	119	250	244
Total operating expenses	1,186	1,044	2,436	2,243
Operating Income	286	354	602	595
Other Income, Net	49	48	95	69
Interest Charges	96	108	196	201
Income Before Income Taxes	239	294	501	463
Income Taxes	31	50	58	71
Net Income	208	244	443	392
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$207	$243	$440	$389

Earnings per Common Share – Basic	$0.81	$0.99	$1.72	$1.58

Earnings per Common Share – Diluted	$0.80	$0.98	$1.71	$1.57

Weighted-average Common Shares Outstanding – Basic	256.1	246.9	255.2	246.7
Weighted-average Common Shares Outstanding – Diluted	257.2	247.9	256.5	248.0

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$99	$139
Accounts receivable - trade (less allowance for doubtful accounts)	397	415
Unbilled revenue	339	269
Miscellaneous accounts receivable	105	65
Inventories	527	521
Restricted cash	131	17
Current regulatory assets	353	109
Other current assets	165	118
Total current assets	2,116	1,653
Property, Plant, and Equipment, Net	28,020	26,807
Investments and Other Assets:
Nuclear decommissioning trust fund	1,070	982
Goodwill	411	411
Regulatory assets	1,272	1,100
Other assets	1,027	1,077
Total investments and other assets	3,780	3,570
TOTAL ASSETS	$33,916	$32,030
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$8	$8
Short-term debt	431	490
Accounts and wages payable	779	958
Taxes accrued	178	82
Interest accrued	129	114
Current regulatory liabilities	238	121
Other current liabilities	414	407
Total current liabilities	2,177	2,180
Long-term Debt, Net	12,492	11,078
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,309	3,211
Regulatory liabilities	5,258	5,282
Asset retirement obligations	712	696
Pension and other postretirement benefits	39	37
Other deferred credits and liabilities	447	466
Total deferred credits and other liabilities	9,765	9,692
Ameren Corporation Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,436	6,179
Retained earnings	2,915	2,757
Accumulated other comprehensive loss	(1)	(1)
Total Ameren Corporation shareholders’ equity	9,353	8,938
Noncontrolling Interests	129	142
Total equity	9,482	9,080
TOTAL LIABILITIES AND EQUITY	$33,916	$32,030

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2021	2020
Cash Flows From Operating Activities:
Net income	$443	$392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	596	532
Amortization of nuclear fuel	20	45
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	59	68
Allowance for equity funds used during construction	(16)	(13)
Stock-based compensation costs	11	11
Other	2	5
Changes in assets and liabilities	(690)	(357)
Net cash provided by operating activities	436	694
Cash Flows From Investing Activities:
Capital expenditures	(1,346)	(1,228)
Wind generation expenditures	(417)	—
Nuclear fuel expenditures	(4)	(56)
Purchases of securities – nuclear decommissioning trust fund	(203)	(153)
Sales and maturities of securities – nuclear decommissioning trust fund	208	121
Other	2	1
Net cash used in investing activities	(1,760)	(1,315)
Cash Flows From Financing Activities:
Dividends on common stock	(282)	(244)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	(59)	(320)
Maturities of long-term debt	—	(85)
Issuances of long-term debt	1,423	1,263
Issuances of common stock	258	27
Redemptions of Ameren Illinois preferred stock	(13)	—
Employee payroll taxes related to stock-based compensation	(17)	(20)
Debt issuance costs	(13)	(10)
Other	(4)	—
Net cash provided by financing activities	1,290	608
Net change in cash, cash equivalents, and restricted cash	(34)	(13)
Cash, cash equivalents, and restricted cash at beginning of year	301	176
Cash, cash equivalents, and restricted cash at end of period	$267	$163